FINANCE OF AMERICA REPORTS THIRD QUARTER 2025 RESULTS
– $5.78 in basic earnings per share or $131 million of net income from continuing operations for the first nine months of 2025 –
– $2.33 in adjusted earnings per share(1) or $60 million of adjusted net income(1) for the first nine months of 2025 –
– Announced a strategic partnership with Better.com to expand FOA’s product offerings by leveraging their technology, enabling us to better serve the senior demographic –

Plano, Texas (November 4, 2025): Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a leading provider of home equity-based financing solutions for a modern retirement, reported financial results for the quarter ended September 30, 2025.

Year-to-Date and Third Quarter 2025 Highlights(2)
•Funded volume of $603 million in the third quarter, consistent with expectations and brings year-to-date funded volume to $1.8 billion, representing a 28% increase from the same period in 2024.
•$5.78 in basic earnings per share or $131 million of net income from continuing operations for the first nine months of 2025, despite a net loss of $29 million during the third quarter. The quarterly loss was primarily attributable to changes in model assumptions related to home price appreciation.
•Adjusted net income(1) of $33 million during the third quarter, or $1.33 in adjusted earnings per share(1), an improvement of 136% compared to the second quarter of 2025 and 120% year over year, driven by improved origination gains, stronger fee income, and increased capital markets activity.
•Repaid $85 million of higher cost working capital facilities and entered into an agreement to repurchase the entirety of Blackstone’s equity stake in Finance of America, reducing interest expense and enhancing financial flexibility.
•During the quarter, cash and cash equivalents grew from $46 million as of June 30, 2025 to $110 million as of September 30, 2025.
•Announced strategic partnership with Better.com to expand FOA’s product offerings available by leveraging their technology, enabling us to better serve the senior demographic.
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) The financial information presented in the highlights is for the Company’s continuing operations.

Graham A. Fleming, Chief Executive Officer commented, “Finance of America delivered a powerful quarter. Year-to-date, we have earned $131 million of net income and adjusted net income has increased more than five-fold compared to last year, and funded volume is up 28% as demand for home equity solutions continues to grow.”

(unaudited)
Third Quarter and Year-to-Date Financial Summary of Continuing Operations

($ amounts in millions, except per share data)			Variance (%)		Variance (%)			Variance (%)
	Q3'25	Q2'25	Q3'25 vs Q2'25	Q3'24	Q3'25 vs Q3'24	YTD 2025	YTD 2024	2025 vs 2024
Funded volume	$603	$602	—%	$513	18%	$1,766	$1,384	28%
Total revenues	81	177	(54)%	290	(72)%	424	444	(5)%
Total expenses and other, net	109	95	15%	82	33%	289	255	13%
Pre-tax income (loss) from continuing operations	(29)	82	(135)%	208	(114)%	135	189	(29)%
Net income (loss) from continuing operations	(29)	80	(136)%	204	(114)%	131	183	(28)%
Adjusted net income(1)	33	14	136%	15	120%	60	9	567%
Adjusted EBITDA(1)	55	30	83%	32	72%	114	42	171%
Basic earnings (loss) per share	$(0.98)	$3.16	(131)%	$8.48	(112)%	$5.78	$7.80	(26)%
Diluted earnings (loss) per share(2)	$(1.22)	$2.13	(157)%	$7.50	(116)%	$4.26	$6.65	(36)%
Adjusted earnings per share(1)	$1.33	$0.55	142%	$0.67	99%	$2.33	$0.38	513%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) Calculated using the treasury stock, if-converted, or two-class method, except when anti-dilutive.

Balance Sheet Highlights

($ amounts in millions)(1)	September 30,	June 30,	Variance (%)
	2025	2025	Q3'25 vs Q2'25
Cash and cash equivalents	$110	$46	139%
Securitized loans held for investment (HMBS & nonrecourse)	29,451	28,747	2%
Total assets	30,657	30,147	2%
Total liabilities	30,291	29,674	2%
Total equity	366	473	(23)%
(1) Numbers may not foot due to rounding.

•As of September 30, 2025, the Company held $110 million in cash and cash equivalents, providing enough liquidity to satisfy the upcoming corporate debt payments due in November 2025.
•For the quarter, total equity decreased from $473 million as of June 30, 2025 to $366 million as of September 30, 2025, as the previously announced repurchase of shares from Blackstone has been accounted for as treasury stock as of September 30, 2025, thereby reducing equity as of the end of the quarter.

(unaudited)
Segment Results

Retirement Solutions
The Retirement Solutions segment primarily generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of reverse mortgage loans.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q3'25	Q2'25	Q3'25 vs Q2'25	Q3'24	Q3'25 vs Q3'24	YTD 2025	YTD 2024	2025 vs 2024
Funded volume	$603	$602	—%	$513	18%	$1,766	$1,384	28%
Total revenue	68	62	10%	64	6%	182	157	16%
Pre-tax income	17	10	70%	16	6%	31	10	210%
Adjusted net income(1)	20	15	33%	19	5%	44	30	47%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the quarter, the segment recognized pre-tax income of $17 million and adjusted net income of $20 million as a result of increased volumes and improved margins compared to the prior quarter.
•Compared to the third quarter of 2024, total revenue increased by 6%, primarily due to an 18% increase in funded volume, which led to a 6% improvement in pre-tax income and a 5% improvement in adjusted net income.
•Year-to-date, the segment recognized pre-tax income of $31 million versus $10 million in the first nine months of 2024, a 210% improvement driven by a 28% increase in funded volumes.

Portfolio Management
The Portfolio Management segment primarily generates revenue and earnings in the form of net interest income and fair value changes on our portfolio assets, monetized through securitization, sale, or other financing of those assets.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q3'25	Q2'25	Q3'25 vs Q2'25	Q3'24	Q3'25 vs Q3'24	YTD 2025	YTD 2024	2025 vs 2024
Assets under management	$30,362	$29,907	2%	$28,659	6%	$30,362	$28,659	6%
Assets excluding HMBS and nonrecourse obligations	1,447	1,838	(21)%	1,830	(21)%	1,447	1,830	(21)%
Total revenue	27	130	(79)%	235	(89)%	287	313	(8)%
Pre-tax income (loss)	(11)	108	(110)%	217	(105)%	202	253	(20)%
Adjusted net income(1)	30	16	88%	12	150%	66	30	120%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the quarter, the segment recognized pre-tax loss of $11 million, a decrease compared to the prior quarter and third quarter of 2024 due to negative fair value adjustments on retained interests in securitizations, resulting from changes in market inputs and model assumptions, partially offset by an increase in accreted yield on the Company’s residual interests.
•Year-to-date adjusted net income increased 120% to $66 million compared to $30 million in the same period in 2024.

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Financial Condition (in thousands, except share data) (unaudited)

	September 30, 2025	June 30, 2025
ASSETS
Cash and cash equivalents	$109,793	$46,476
Restricted cash	292,593	190,176
Loans held for investment, subject to HMBS related obligations, at fair value	18,973,939	18,858,220
Loans held for investment, subject to nonrecourse debt, at fair value	10,476,941	9,888,492
Loans held for investment, at fair value	407,964	634,935
Intangible assets, net	188,912	198,209
Other assets, net (includes $99,024 and $221,142 at fair value)	205,912	329,677
Assets of discontinued operations	942	1,264
TOTAL ASSETS	$30,656,996	$30,147,449

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$18,758,558	$18,643,094
Nonrecourse debt, at fair value	10,155,869	9,426,194
Other financing lines of credit	809,363	1,076,434
Notes payable (includes $49,844 and $0 at fair value, and includes amounts due to related parties of $77,283 and $162,283)	353,626	383,941
Payables and other liabilities (includes $8,891 and $13,439 at fair value)	131,841	139,350
Repurchase agreement obligation	80,298	—
Liabilities of discontinued operations	1,610	5,011
TOTAL LIABILITIES	30,291,165	29,674,024

EQUITY
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 11,505,120 and 11,502,488 shares issued, and 7,886,986 and 11,076,638 shares outstanding	1	1
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized; 14 and 14 shares issued, and 12 and 14 shares outstanding	—	—
Additional paid-in capital	926,748	959,306
Accumulated deficit	(643,278)	(633,763)
Accumulated other comprehensive loss	(283)	(283)
Noncontrolling interest	82,643	148,164
TOTAL EQUITY	365,831	473,425
TOTAL LIABILITIES AND EQUITY	$30,656,996	$30,147,449

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q3'25	Q2'25	Q3'24	YTD 2025	YTD 2024
PORTFOLIO INTEREST INCOME
Interest income	$482,132	$481,800	$489,900	$1,444,534	$1,431,970
Interest expense	(404,031)	(422,336)	(426,839)	(1,236,534)	(1,233,261)
NET PORTFOLIO INTEREST INCOME	78,101	59,464	63,061	208,000	198,709

OTHER INCOME (EXPENSE)
Net origination gains	59,933	56,058	57,216	162,029	137,133
Gain on securitization of HECM tails, net	11,654	10,855	10,560	32,990	32,317
Fair value changes from model amortization	(41,293)	(35,456)	(43,753)	(117,705)	(149,174)
Fair value changes from market inputs or model assumptions	(21,872)	94,939	204,154	161,330	228,976
Net fair value changes on loans and related obligations	8,422	126,396	228,177	238,644	249,252
Fee income	8,813	6,739	8,054	21,898	22,472
Non-funding interest expense, net	(14,488)	(15,223)	(9,219)	(44,623)	(26,639)
NET OTHER INCOME (EXPENSE)	2,747	117,912	227,012	215,919	245,085

TOTAL REVENUES	80,848	177,376	290,073	423,919	443,794

EXPENSES
Salaries, benefits, and related expenses	37,245	36,974	31,083	108,149	105,159
Loan production and portfolio related expenses	25,527	9,462	6,946	46,319	21,221
Loan servicing expenses	8,168	7,525	7,772	23,434	23,622
Marketing and advertising expenses	11,231	12,265	10,325	34,227	29,543
Depreciation and amortization	9,643	9,654	9,777	28,955	29,208
General and administrative expenses	12,780	13,180	14,405	38,939	47,917
TOTAL EXPENSES	104,594	89,060	80,308	280,023	256,670
IMPAIRMENT OF OTHER ASSETS	—	—	—	—	(600)
OTHER, NET	(4,809)	(6,361)	(1,592)	(8,803)	2,101
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(28,555)	81,955	208,173	135,093	188,625
Provision for income taxes from continuing operations	130	2,132	4,425	4,205	5,578
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(28,685)	79,823	203,748	130,888	183,047
NET LOSS FROM DISCONTINUED OPERATIONS	(1,172)	—	—	(5,922)	(4,727)
NET INCOME (LOSS)	(29,857)	79,823	203,748	124,966	178,320
Noncontrolling interest	(20,342)	44,900	119,545	69,349	103,744
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(9,515)	$34,923	$84,203	$55,617	$74,576

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q3'25	Q2'25	Q3'24	YTD 2025	YTD 2024
EARNINGS (LOSS) PER SHARE
Basic weighted average shares outstanding	9,066,190	11,041,337	9,924,671	10,090,861	9,824,171
Basic earnings (loss) per share from continuing operations	$(0.98)	$3.16	$8.48	$5.78	$7.80
Basic earnings (loss) per share	$(1.05)	$3.16	$8.48	$5.51	$7.59
Diluted weighted average shares outstanding	19,235,795	30,137,247	23,159,304	28,488,038	23,062,616
Diluted earnings (loss) per share from continuing operations	$(1.22)	$2.13	$7.50	$4.26	$6.65
Diluted earnings (loss) per share	$(1.27)	$2.13	$7.50	$4.08	$6.47

(unaudited)
Reconciliation to GAAP

($ amounts in millions)(1)	Q3'25	Q2'25	Q3'24	YTD 2025	YTD 2024
Reconciliation of net income (loss) from continuing operations to adjusted net income and adjusted EBITDA
Net income (loss) from continuing operations	$(29)	$80	$204	$131	$183
Add back: Provision for income taxes	—	(2)	(4)	(4)	(6)
Net income (loss) from continuing operations before taxes	(29)	82	208	135	189
Adjustments for:
Changes in fair value(2)	60	(76)	(198)	(91)	(216)
Amortization or impairment of intangibles and impairment of other assets(3)	9	9	9	28	28
Equity-based compensation(4)	3	3	2	7	7
Certain non-recurring costs(5)	1	1	—	2	4
Adjusted net income before taxes	45	19	21	81	12
Provision for income taxes(6)	(12)	(5)	(6)	(22)	(4)
Adjusted net income	33	14	15	60	9
Provision for income taxes(6)	12	5	6	22	4
Depreciation	—	—	—	1	1
Interest expense on non-funding debt	10	11	10	32	28
Adjusted EBITDA	$55	$30	$32	$114	$42

($ amounts in millions except shares and $ per share)	Q3'25	Q2'25	Q3'24	YTD 2025	YTD 2024
GAAP PER SHARE MEASURES
Net income (loss) from continuing operations attributable to controlling interest	$(9)	$35	$84	$58	$77
Weighted average outstanding share count	9,066,190	11,041,337	9,924,671	10,090,861	9,824,171
Basic earnings (loss) per share from continuing operations	$(0.98)	$3.16	$8.48	$5.78	$7.80
If-converted method net income (loss) from continuing operations	$(23)	$64	$174	$121	$153
Weighted average diluted share count	19,235,795	30,137,247	23,159,304	28,488,038	23,062,616
Diluted earnings (loss) per share from continuing operations(7)	$(1.22)	$2.13	$7.50	$4.26	$6.65

NON-GAAP PER SHARE MEASURES
Adjusted net income	$33	$14	$15	$60	$9
Exchangeable senior secured notes interest expense(8)	3	3	—	8	—
Total	$36	$17	$15	$68	$9
Weighted average share count	26,615,234	30,137,247	23,159,304	28,960,158	23,062,616
Adjusted earnings per share	$1.33	$0.55	$0.67	$2.33	$0.38

	September 30, 2025	June 30, 2025
Total equity	$366	$473
Less: Intangible assets, net	189	198
Tangible equity	$177	$275

(unaudited)

(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, warrant liability, convertible notes, and the exchange of our senior notes.
(3) Includes amortization or impairment of intangibles and impairment of certain other long-lived assets.
(4) Includes all equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) Income tax provision adjustments to apply an effective combined corporate tax rate to adjusted net income before taxes.
(7) Calculated using the treasury stock, if-converted, or two-class method, except when anti-dilutive.
(8) Interest expense on the exchangeable senior secured notes, net of a tax effect, if dilutive, is added to adjusted net income to calculate adjusted earnings per share.

(unaudited)
Adjusted Net Income (Loss) by Segment (Continuing Operations)

For the three months ended September 30, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$17	$(11)	$(35)	$(29)
Adjustments for:
Changes in fair value(2)	—	51	9	60
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	—	9
Equity-based compensation(4)	—	—	2	3
Certain non-recurring costs(5)	—	—	1	1
Adjusted net income (loss) before taxes	$27	$40	$(23)	$45
Benefit (provision) for income taxes(6)	(7)	(11)	6	(12)
Adjusted net income (loss)	$20	$30	$(17)	$33
Exchangeable senior secured notes interest expense(7)	—	—	3	3
Total	$20	$30	$(14)	$36
Weighted average share count	26,615,234	26,615,234	26,615,234	26,615,234
Adjusted earnings (loss) per share	$0.75	$1.11	$(0.53)	$1.33

For the three months ended June 30, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$10	$108	$(37)	$82
Adjustments for:
Changes in fair value(2)	—	(86)	11	(76)
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	—	9
Equity-based compensation(4)	—	—	2	3
Certain non-recurring costs(5)	—	—	1	1
Adjusted net income (loss) before taxes	$20	$22	$(23)	$19
Benefit (provision) for income taxes(6)	(5)	(6)	6	(5)
Adjusted net income (loss)	$15	$16	$(17)	$14
Exchangeable senior secured notes interest expense(7)	—	—	3	3
Total	$15	$16	$(14)	$17
Weighted average share count	30,137,247	30,137,247	30,137,247	30,137,247
Adjusted earnings (loss) per share	$0.49	$0.54	$(0.47)	$0.55

(unaudited)

For the three months ended September 30, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$16	$217	$(24)	$208
Adjustments for:
Changes in fair value(2)	—	(200)	2	(198)
Amortization or impairment of intangibles and impairment of other assets(3)	9	—	—	9
Equity-based compensation(4)	—	—	1	2
Adjusted net income (loss) before taxes	$25	$17	$(21)	$21
Benefit (provision) for income taxes(6)	(7)	(4)	5	(6)
Adjusted net income (loss)	$19	$12	$(16)	$15
Weighted average share count	23,159,304	23,159,304	23,159,304	23,159,304
Adjusted earnings (loss) per share	$0.81	$0.53	$(0.67)	$0.67

For the nine months ended September 30, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$31	$202	$(98)	$135
Adjustments for:
Changes in fair value(2)	—	(113)	22	(91)
Amortization or impairment of intangibles and impairment of other assets(3)	28	—	—	28
Equity-based compensation(4)	1	—	6	7
Certain non-recurring costs(5)	—	—	2	2
Adjusted net income (loss) before taxes	$60	$90	$(68)	$81
Benefit (provision) for income taxes(6)	(16)	(24)	18	(22)
Adjusted net income (loss)	$44	$66	$(51)	$60
Exchangeable senior secured notes interest expense(7)	—	—	8	8
Total	$44	$66	$(43)	$68
Weighted average share count	28,960,158	28,960,158	28,960,158	28,960,158
Adjusted earnings (loss) per share	$1.52	$2.29	$(1.47)	$2.33

(unaudited)

For the nine months ended September 30, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$10	$253	$(74)	$189
Adjustments for:
Changes in fair value(2)	—	(214)	(2)	(216)
Amortization or impairment of intangibles and impairment of other assets(3)	28	—	1	28
Equity-based compensation(4)	1	1	6	7
Certain non-recurring costs(5)	1	—	2	4
Adjusted net income (loss) before taxes	$41	$40	$(68)	$12
Benefit (provision) for income taxes(6)	(11)	(11)	18	(4)
Adjusted net income (loss)	$30	$30	$(51)	$9
Weighted average share count	23,062,616	23,062,616	23,062,616	23,062,616
Adjusted earnings (loss) per share	$1.30	$1.28	$(2.20)	$0.38
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, warrant liability, convertible notes, and the exchange of our senior notes.
(3) Includes amortization or impairment of intangibles and impairment of certain other long-lived assets.
(4) Includes all equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) Income tax benefit (provision) adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before taxes.
(7) Interest expense on the exchangeable senior secured notes, net of a tax effect, if dilutive, is added to adjusted net income (loss) to calculate adjusted earnings (loss) per share.

Webcast and Conference Call

Management will host a webcast and conference call on Tuesday, November 4th at 5:00 pm Eastern Time to discuss the Company’s results for the third quarter ended September 30, 2025. A copy of this press release will be posted prior to the call under the “Investors” section on Finance of America’s website at https://ir.financeofamericacompanies.com/.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company’s website at https://ir.financeofamericacompanies.com/. The conference call can also be accessed by dialing the following:
a.1-800-715-9871 (Domestic)
b.1-646-307-1963 (International)
c.Conference ID: 5706924

Replay

A replay of the call will also be available on the Company’s website approximately two hours after the conclusion of the conference call until November 11, 2025. To access the replay, visit the “Investors” section of the Company’s website at https://ir.financeofamericacompanies.com/. The replay can also be accessed by dialing 1-800-770-2030 (United States) or 1-609-800-9909 (International). The replay pin number is 5706924.

About Finance of America

Finance of America (NYSE: FOA) is a leading provider of home equity-based financing solutions for a modern retirement. In addition, Finance of America offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. Finance of America is headquartered in Plano, Texas.

To learn more about Finance of America Companies Inc., please visit our investor-oriented website at www.financeofamericacompanies.com and our consumer-oriented website at www.financeofamerica.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements include, but are not limited to, statements related to our expectations regarding our repurchase of Blackstone’s equity stake and related transactions, our partnership with Better.com, and our ability to realize the anticipated benefits of these transactions, the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including those risks described below. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the Company’s objectives and plans will be achieved. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to, those factors indicated in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

All of these factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Please refer to “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the SEC on May 20, 2025, for further information on risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

The Company’s management evaluates performance of the Company through the use of certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including adjusted net income (loss), adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted earnings (loss) per share, and tangible equity.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP. Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternative to net income (loss), operating cash flows, or any other performance measures determined in accordance with U.S. GAAP. Adjusted net income (loss), adjusted EBITDA, adjusted earnings (loss) per share, and tangible equity have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, adjusted net income (loss), adjusted EBITDA, adjusted earnings (loss) per share, and tangible equity should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to shareholders. We compensate for these limitations by relying primarily on our U.S. GAAP results and using our non-GAAP financial measures only as a supplement. Users of our condensed consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.

Adjusted Net Income (Loss)
We define adjusted net income (loss) as net income (loss) from continuing operations adjusted for:
1.Income taxes
2.Changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, warrant liability, convertible notes, and the exchange of our senior notes.
3.Amortization or impairment of intangibles and impairment of certain other long-lived assets.
4.Equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Income tax provision or benefit adjustments to apply an effective combined corporate tax rate to adjusted net income (loss) before income taxes.
Management considers adjusted net income (loss) important in evaluating our Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted net income (loss) is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted net income (loss) provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted net income (loss) may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) from continuing operations adjusted for:
1.Income taxes
2.Changes in fair value of loans and securities held for investment and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, warrant liability, convertible notes, and the exchange of our senior notes.
3.Amortization or impairment of intangibles and impairment of certain other long-lived assets.
4.Equity-based compensation, excluding forfeitures and accelerations associated with restructuring activities, which are included in certain non-recurring costs.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Depreciation
7.Interest expense on non-funding debt, excluding amortization of the discount related to our senior notes.

Management considers adjusted EBITDA important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted EBITDA provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted EBITDA may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted Earnings (Loss) Per Share
We define adjusted earnings (loss) per share as adjusted net income (loss) (defined above) plus interest expense on the exchangeable senior secured notes, net of a tax effect, if dilutive for adjusted earnings (loss) per share, divided by the weighted average shares outstanding, which includes outstanding Class A Common Stock plus the Class A Units of Finance of America Equity Capital owned by the noncontrolling interest on an if-converted basis, the exchange of the exchangeable senior secured notes on an if-converted basis if they are dilutive for adjusted earnings (loss) per share, the conversion of the convertible notes on an if-converted basis, and any shares under the treasury stock method.
Management considers adjusted earnings (loss) per share important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted earnings (loss) per share is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Tangible Equity
We define tangible equity as total equity less intangible assets, net. Management uses this metric to evaluate the Company’s capital strength exclusive of intangible assets. We believe this measure is useful to analysts, investors, and creditors as it provides additional insight into the underlying equity position of the business. Tangible equity is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Tangible equity provides visibility to the underlying capital position by excluding the impact of certain items that management does not believe are representative of our core equity base. Tangible equity may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our financial strength.

Contacts
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For Finance of America Investor Relations: ir@financeofamerica.com